Exhibit 10.4

Via Messenger, Fax and Email

October 10, 2008

Lehman Brothers. Inc. acting as Agent

Lehman Brothers OTC Derivatives Inc.

Transaction Management

745 Seventh Avenue, 28th Floor

New York, New York  10019

Attn:  Documentation Manager

Re:  Confirmation dated April 17, 2007, between Lehman Brothers OTC

Derivatives Inc. and Lawson Software, Inc.

Convertible Note Hedge Transaction

Notice of Early Termination Date

Ladies and Gentlemen:

We refer to the Confirmation dated April 17, 2007 (the “Confirmation”), entered into between Lehman Brothers OTC Derivatives Inc. (“Party A”) and Lawson Software, Inc. (“Party  B”). Capitalized terms used herein but not defined herein have the meaning assigned in the Confirmation.

We hereby notify you of an Event of Default pursuant to Section 5(a)(vii) of the Agreement, due to Party A’s bankruptcy filing on October 5, 2008.

As a result of such Event of Default, pursuant to Section 6(a) of the Agreement, Party B as the non-defaulting party hereby designates October 10, 2008 as the “Early Termination Date” in respect of the Transaction.

As soon as reasonably practicable, Party B will provide Party A with a statement of the calculation of Party B’s loss under the Agreement made pursuant to Section 6(e) of the Agreement.

Nothing contained in this letter shall be deemed to waive, release or impair any right or remedy which the undersigned may have pursuant to the above referenced agreements or which are otherwise available at law or equity, all of which are expressly retained by the undersigned.

Lawson Software, Inc.

By:	/s/ Bruce B. McPheeters
Its:	Corporate Secretary and Senior Vice President